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                                                                   Exhibit 10.53
                             AMENDMENT TO AGREEMENT

*** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request of confidential treatment.

     This AMENDMENT TO AGREEMENT is entered into, effective as of the 30th day of November 2000, by and between Senetek PLC ("Senetek") and Buth-Na-Bodhaige, Inc. d/b/a The Body Shop ("The Body Shop");

     WHEREAS, Senetek and The Body Shop entered into an Agreement dated May 26, 2000 (the "Agreement"); and

     WHEREAS, Senetek and The Body Shop desire to amend the Agreement in terms of minimum purchase requirements, license considerations and definition of Territory;

     NOW, THEREFORE, Senetek and The Body Shop hereby agree as follows:

     Article 1.1 is amended to define "Territory" to include the United States, Canada, Mexico and the Caribbean;

     Article 2.3 of the Agreement is hereby amended to read in full as follows:

     "The Body Shop shall order a minimum of "*Filed Separately with the Commission*"Units of licensed Products during the first two-year contract period. If The Body Shop fails to meet this minimum order requirement during the first two-year contract period, then the Exclusivity Commitment shall terminate for the remaining balance of the Term and Senetek may terminate this Agreement at any time upon not less than 180 days written notice to The Body Shop. Senetek and The Body Shop shall agree on reasonable minimum purchase requirements for each subsequent year of the Term following the first two-year period."

     Article 3.2 of the Agreement is hereby amended to read in full as follows:

     "In consideration of the exclusive license and rights set forth in this Agreement The Body Shop agrees that as Senetek's role compensation from The Body Shop, Senetek shall receive a royalty payment of "*Filed Separately with the Commission*"of the suggested retail price charged by The Body Shop for any licensed Products sold ("Royalty Payment"). In no event shall the Royalty Payment be less than "*Filed Separately with the Commission*"per unit, with the exception of the customer introductory kit, "*Filed Separately with the Commission*". Royalty Payments are payable when licensed Products are shipped from the manufacturer to The Body Shop. "*Filed Separately with the Commission*""

     IN WITNESS WHEREOF, Senetek and The Body Shop have executed this Amendment to Agreement as of the day and year first above written.

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                                         SENETEK PLC.



                                         By       /s/ Frank J. Massino
                                           -------------------------------------



                                         BUTH-NA-BODHAIGE, INC.



                                         By:      /s/ C. Hadfield
                                            ------------------------------------




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